UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) November 15, 2005
                                                     ------------------

                              GUIDANT CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    INDIANA
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                 (State or Other Jurisdiction of Incorporation)

           001-13388                                     35-1931722
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   (Commission File Number)                   (IRS Employer Identification No.)


           111 Monument Circle, Suite 2900
               Indianapolis, Indiana                          46204
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      (Address of Principal Executive Offices)              (Zip Code)

                                 (317) 971-2004
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         Effective November 15, 2005, Ronald W. Dollens, President and Chief Executive Officer of Guidant Corporation (the "Company") retired from the Company and the Company's Board of Directors (the "Board"). James M. Cornelius, age 62, will become Chairman and interim Chief Executive Officer effective November 15, 2005, continuing his service through the closing of the Company's pending acquisition by Johnson and Johnson. Mr. Cornelius currently serves as non-executive chairman of the Board. Previously, he served as executive chairman of the Company from 1995 until his retirement as an employee in August 2000. Mr. Cornelius is a director of Bristol-Myers Squibb Company, Chubb Corporation, Given Imaging Ltd. and The DIRECTV Group, Inc.

         Pursuant to the terms of his appointment, Mr. Cornelius will receive a base salary of $900,000 per year, with a bonus of $1.5 million payable upon the closing of the pending transaction with Johnson & Johnson. After his appointment, Mr. Cornelius will no longer receive an annual retainer fee payable in connection with his service on the Board. He also has waived his participation in the Company's Change in Control Severance Pay Plan for Select Employees.

         A copy of a press release issued by the Company on November 15, 2005 concerning Mr. Dollens' retirement and Mr. Cornelius' appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01      Other Events

         A copy of the joint press release issued by Johnson & Johnson and the Company on November 15, 2005 announcing their entry into an Amendment and Restatement, dated as of November 14, 2005 (the "Amendment and Restatement"), to their Agreement and Plan of Merger, dated as of December 14, 2004 (the "Original Merger Agreement"), is filed herewith as Exhibit 99.2 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

         In connection with entering into the Amendment and Restatement, the Company dismissed with prejudice its lawsuit against Johnson & Johnson seeking specific performance of the Original Merger Agreement.

         In connection with the proposed merger between the Company and Johnson & Johnson, the Company and Johnson & Johnson will file with the SEC a post-effective amendment to their prospectus/proxy statement. This material is not a substitute for the revised prospectus/proxy statement. Investors are urged to read the revised prospectus/proxy statement which will contain important information, including detailed risk factors, when it becomes available. The revised prospectus/proxy statement and other documents which will be filed by Johnson & Johnson and the Company with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attention:
Investor Relations; or by directing a request when such a filing is made to Guidant Corporation, 111 Monument Circle, #2900, Indianapolis, IN 46204-5129,
Attention: Investor Relations.

         The Company, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of the Company and their ownership of the Company's stock is set forth in the Company's most recent filing on Form 10-K. Investors may obtain additional information regarding the interests of such participants by reading the revised prospectus/proxy statement when it becomes available.

Item 9.01      Financial Statements and Exhibits

         (c)

Exhibit No.       Description
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   99.1           Press Release of Guidant Corporation, dated November 15, 2005

   99.2 Joint Press Release of Johnson & Johnson and Guidant Corporation, dated November 15, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GUIDANT CORPORATION


Dated: November 15, 2005                    By:  /s/ Keith E. Brauer
                                                 ----------------------------
                                            Name:  Keith E. Brauer
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.       Description
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   99.1           Press Release of Guidant Corporation, dated November 15, 2005

   99.2 Joint Press Release of Johnson & Johnson and Guidant Corporation, dated November 15, 2005